Exhibit 99.1

PRESS RELEASE

Investors/Media:	Contact:
The Ruth Group	Symmetry Medical Inc.
Nick Laudico/Jason Rando	Fred L. Hite
(646) 536-7030/7025	Senior Vice President
nlaudico@theruthgroup.com	Chief Financial Officer
jrando@theruthgroup.com	(574) 371-2218

Symmetry Medical Expands Board of Directors

WARSAW, Ind., January 8, 2008 — Symmetry Medical Inc. (NYSE: SMA), an independent provider of products to the global orthopedic device industry and other medical markets, announced today that the board of directors has voted to expand the size of the Company’s board from five to seven.   It has appointed two new independent directors, John S. Krelle and Craig B. Reynolds to fill the positions, bringing the total of independent directors to six.

Mr. Krelle is President, Chief Executive Officer and a member of the board of directors of FzioMed, Inc., a privately held medical biomaterials company based in San Luis Obispo, California.  FzioMed’s technology is being used in spine/orthopedic surgery, general surgery and aesthetic surgery.  Prior to FzioMed, Mr. Krelle spent nearly twenty years in a variety of senior international positions at Zimmer Holdings, Inc., including President of Asian based operations in Japan.  Mr. Krelle was educated in the United Kingdom and holds a degree in mechanical engineering and a Masters of Business Administration.

Mr. Reynolds is Chief Operating Officer and a member of the board of directors of Respironics, Inc., a publicly held company that develops, manufactures and markets medical devices worldwide.  Its product lines include sleep medicine therapeutics and diagnostic equipment, intensive care ventilation and patient monitoring and respiratory drug delivery systems.  From 1981 to 1998, Mr. Reynolds was at Healthdyne Inc., a medical device company, serving for five years as Chief Executive Officer and board member.  Mr. Reynolds holds a degree in industrial management and a Masters of Business Administration.

Frank Turner, Chairman of the Symmetry board, said, “We are pleased to welcome John and Craig to the Symmetry board.  These two individuals have strong backgrounds in the healthcare industry and proven track records of success.  Their global healthcare industry experience and worldwide market knowledge will be invaluable as we continue to

Symmetry Medical Expands Board of Directors                                                                                                                           Page 2

diversify outside of our core orthopedic business and develop our presence in new international markets.”

Brian Moore, President and Chief Executive Officer of Symmetry Medical, said, “The increased size of our board is most welcome and should provide more valuable input to meet the growing requirements of our business.  We particularly look forward to working with John and Craig as they bring direct relevant industry experience and considerable international operational knowledge, particularly in Asia, which will be most useful to strengthen and develop our global strategy.”

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading independent provider of implants and related instruments and cases to the orthopedic device industry. The Company also designs, develops and produces these products for companies in other segments of the medical device market, including arthroscopy, dental, laparoscopy, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.

Forward-Looking Statements

Statements in the press release regarding Symmetry Medical Inc.’s business, which are not historical facts, may be “forward-looking statements” that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Certain factors that could cause actual results to differ include: the loss of one or more customers; the development of new products or product innovations by our competitors; product liability; changes in management; changes in conditions effecting the economy, orthopedic device manufacturers or the medical device industry generally; and changes in government regulation of medical devices and third-party reimbursement practices. We refer you to the “Risk Factors” and “Forward Looking Statements” sections in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company’s other filings with the SEC, which are available on the SEC’s Web site at www.sec.gov.